UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2011

LIBERTY STAR URANIUM & METALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50071	90-0175540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5610 E. Sutler Lane, Tucson, Arizona 85712
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code	520-731-8786

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director

Effective February 14, 2011, we appointed Charles D. Vollmer to our board of directors.

Charles D. Vollmer

Mr. Vollmer is the founder and President of Jobenomics LLC, a company dedicated to developing a national campaign to create 20 million new US private sector jobs by 2020.  In addition, Mr. Vollmer is the founder and President of VII Inc., a strategic planning, systems engineering and investment capital firm specializing in government and business initiatives. VII’s clients include major international government agencies and corporations. VII Capital Partners specializes in financing emerging businesses in a variety of different industries including information technology, natural resources, energy and housing.  He is on the Board of the International Center for Religion and Diplomacy, which is dedicated to peacemaking via a network of religious leaders and diplomats, the Combat Soldier’s Recovery Fund, that provides financial aid to wounded veterans and several national business networks.

Mr. Vollmer has significant experience and numerous contacts in the Middle East. From 1999 to 2007, Mr. Vollmer was under contract to the US government to assist moderate Arab and Muslim leaders to develop strategies and operational concepts for coalition building.  In this capacity, Mr. Vollmer developed several hundred US/Arab strategy and policy documents and held twelve Mideast Air Chief and Cross-Cultural Symposia attended by leaders of a dozen nations in the Arab Gulf, Europe and the US.  He is involved in Israel and Palestinian security issues and has extensive knowledge of the Israeli and Arab security establishments.  US officials and war colleges reviewed a detailed analysis of Iran authored by Mr. Vollmer.  He lectures on the Middle East, Islam and Arabs.

Mr. Vollmer served 10 years active duty in the USAF and 13 years with the Air National Guard. He accumulated over 3,000 hours in various fighter aircraft, flew 175 combat missions in Southeast Asia, and received six Distinguished Flying Crosses and eleven Air Medals. Mr. Vollmer received a B.S. degree in Engineering Management from the USAF Academy in 1969, a Masters Degree in Education from Northern Arizona University in 1976, and attended MIT’s Sloan School for Senior Executives in 1987.

Family Relationships

There are no family relationships between Charles D. Vollmer and any of our other directors and officers.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
99.1	News Release dated February 15, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

By:  /s/ James Briscoe
James Briscoe, President and Director
Date: March 8, 2011